Exhibit 99.1
                                                                    ------------

Name and Address of Reporting Person:             Leslie H. Wexner
                                                  c/o Limited Brands, Inc.
                                                  Three Limited Parkway
                                                  Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:         Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                  11/21/2003


                                      Amount of
                                     Securities
                                     Beneficially
                                         Owned                      Ownership
                                       Following                      Form:
                                       Reported                   Direct (D) or            Nature of Indirect
    Title of Security               Transaction(s)                 Indirect (I)           Beneficial Ownership
    -----------------               --------------                 ------------           --------------------

Common Stock                         15,000,000                       I  (3)               H.R.E.I. Trust

Common Stock                         14,447,113  (6)(8)              D/I  (2)                (2)

Common Stock                          7,607,899                      D/I  (1)                (1)

Common Stock                          7,049,856  (8)                   I  (3)               The Abigail Trust

Common Stock                          4,892,608  (6)                   I  (3)               Wexner Personal Holdings Corporation

Common Stock                          3,500,000  (6)                   I  (3)               The Wexner Children's Trust II

Common Stock                          2,498,670                        I  (4)               The Birthday Trust

Common Stock                          1,170,798  (5)                   I  (3)               Held in The Limited, Inc. Savings and
                                                                                            Retirement Plan for Leslie H.
                                                                                            Wexner's account

Common Stock                            400,000                        I  (4)               Abigail S. Koppel Grantor Trust


See Notes on next page.


Name and Address of Reporting Person:              Leslie H. Wexner
                                                   c/o Limited Brands, Inc.
                                                   Three Limited Parkway
                                                   Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:          Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                   11/21/2003


Notes:
------

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of October 31, 2003. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6) Reflects the transfers on November 21, 2003, of 3,107,392 shares from Wexner Personal Holdings Corporation to Mr. Wexner and of 2,846,725 shares from Mr. Wexner to The Wexner Children's Trust II (in transactions exempt under Rule 16a-13).

(7) Shares contributed to a limited partnership, and the limited partnership sold the shares.

(8) Reflects the transfer on November 25, 2003, of 4,950,144 shares from The Abigail Trust to Mr. Wexner (in transactions exempt under Rule 16a-13)

     Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interest therein.

                                                     Joint Filer Information
                                                     -----------------------

Name of Joint Filer:                                  Abigail S. Wexner

Address of Joint Filer:                               c/o Limited Brands, Inc.
                                                      Three Limited Parkway
                                                      Columbus, OH  43216

Relationship of Joint Filer to Issuer:                Director

Issuer Name and Ticker or Trading Symbol:             Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                      11/21/2003

Designated Filer:                                     Leslie H. Wexner

SIGNATURE:

Abigail S. Wexner
----------------------------
Abigail S. Wexner


November 25, 2003
-----------------
Date